UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2016

GREAT BASIN SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36662	83-0361454
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

2441 South 3850 West, Salt Lake City, UT
(Address of principal executive offices)

84120
(Zip code)

(801) 990-1055
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modifications to Rights of Security Holders

On February 24, 2016,  Great Basin Scientific, Inc. (the “Company”) closed its previously announced  public offering of units (the “Offering”).  In connection with the Offering, the Company issued 39,200,000  shares of common stock and Series E common stock purchase warrants exercisable to acquire 58,800,000 shares of our common stock, subject to adjustment, at an initial exercise price of $0.25 per share.  The public offering price of the Offering was $0.16 per unit (the “Public Offering Price”) for aggregate gross proceeds to the Company  of approximately $6.3 million.  In connection with the Offering, the exercise prices or conversion prices of certain of our issued and outstanding convertible securities were automatically adjusted to take into account the Offering at the Public Offering Price.  The exercise prices or conversion prices of the following convertible securities were adjusted as follows.

Class A Warrants

As previously reported, on July 30, 2014, the Company completed the sale of Class A Warrants entitling the holders of the Class A Warrants to purchase shares of common stock of the Company.  As of February 23, 2016, the Company had outstanding Class A Warrants to purchase 25,566 shares of common stock of the Company. The Class A Warrants include a provision which provides that the exercise price of the Class A Warrants will be adjusted in connection with certain equity issuances by the Company.  The consummation of the Offering at the Public Offering Price is an issuance which triggers an adjustment to the exercise price of the Class A Warrants.  Therefore, on February 24, 2016, the exercise price for the Class A Warrants was $1.85 per share of common stock (taking into account  the Company’s recent 60 for 1 reverse stock split) to $0.16 per share of common stock .

Class B Warrants

As of February 23, 2016, the Company had outstanding Class B Warrants to purchase 21,862 shares of common stock of the Company. The Class B Warrants include a provision which provides that the exercise price of the Class B Warrants will be adjusted in connection with certain equity issuances by the Company.   On February 24, 2016, the Company closed the Offering.  In connection with the Offering, the Company issued 39,200,000  shares of common stock and Series E common stock purchase warrants exercisable to acquire 58,800,000 shares of our common stock, subject to adjustment, at an initial exercise price of $0.25 per share.  The consummation of the Offering at the Public Offering Price is an issuance which triggers an adjustment to the exercise price of the Class B Warrants.  Therefore, on February 24, 2016, the exercise price for the Class B Warrants was adjusted from $1.85 per share of common stock (taking into account  the Company’s 60 for 1 reverse stock split) to $0.16 per share of common stock.

Common Stock Warrants

As of February 23, 2015, the Company had outstanding certain common stock warrants to purchase 600 shares of common stock of the Company.  As a result of the Offering, the exercise price of such warrants was adjusted from $1.85 per share of common stock (taking into account the Company’s recent 60 for 1 reverse split) to $0.16 per share of common stock.

Series B Warrants

As of February 23, 2015, the Company had outstanding Series B Warrants to purchase 17,917 shares of common stock of the Company.  The Series B Warrants include a provision which provides that the exercise price of the Series B Warrants will be adjusted in connection with certain equity issuances by the Company.   The consummation of the Offering at the Public Offering Price is an issuance which triggers an adjustment to the exercise price of the Series B Warrants.  Therefore, on February 24, 2016, the exercise price of the Series B Warrants adjusted from $525.00 to $482.10 per share of common stock.

Notes

As previously reported, on December 28, 2015, the Company completed the issuance  of  $22.1 million in principal face amount of senior secured convertible notes of the Company (the “Notes”) and related Series D common stock purchase warrants.  The consummation of the Offering at the Public Offering Price is an issuance that triggers an adjustment to the conversion price of the Notes.  Therefore, on February 24, 2016, the conversion price of the Notes was adjusted from $1.85 to $0.16 per share of common stock.

Series D Warrants

As of February 23, 2016, the Company had outstanding Series D Warrants to purchase 3,503,116 shares of common stock of the Company. The Series D Warrants include a provision which provides that the exercise price of the Series D Warrants will be adjusted in connection with certain equity issuances by the Company.   On February 24, 2016, the Company closed the Offering.  In connection with the Offering, the Company issued 39,200,000  shares of common stock and Series E common stock purchase warrants exercisable to acquire 58,800,000 shares of our common stock, subject to adjustment, at an initial exercise price of $0.25 per share.  The consummation of the Offering at the Public Offering Price is an issuance which triggers an adjustment to the exercise price of the Series D Warrants.  Therefore, on February 24, 2016, the exercise price for the Series D Warrants was adjusted from $1.85 to $1.16 per share of common stock, the exercise price floor under the Series D Warrants.

Subordination Warrants

As of February 23, 2016, the Company had outstanding Subordination Warrants to purchase 105,516 shares of common stock of the Company. The Subordination Warrants include a provision which provides that the exercise price of the Subordination Warrants will be adjusted in connection with certain equity issuances by the Company.   On February 24, 2016, the Company closed the Offering.  In connection with the Offering, the Company issued 39,200,000  shares of common stock and Series E common stock purchase warrants exercisable to acquire 58,800,000 shares of our common stock, subject to adjustment, at an initial exercise price of $0.25 per share.  The consummation of the Offering at the Public Offering Price is an issuance which triggers an adjustment to the exercise price of the Subordination Warrants.  Therefore, on February 24, 2016, the exercise price for the Subordination Warrants was adjusted from $1.85 to $1.16 per share of common stock, the exercise price floor under the Subordination Warrants.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT BASIN SCIENTIFIC, INC.

Date: March 1, 2016	By:	/s/ Ryan Ashton
Ryan Ashton
President and Chief Executive Officer